UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2007
Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)
Registrant’s telephone number, including area code: (440) 461-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
     On August 6, 2007, the Board of Directors of the Company amended and restated the Company’s Code of Conduct, which applies to all its directors, officers and employees. The summary of the amendments to the Code of Conduct that are briefly described below is qualified in its entirety by reference to the amended Code of Conduct, which is filed as Exhibit 14.1 to this Form 8-K and is incorporated herein by reference. The amended Code of Conduct will also be posted on the corporate governance page of the Corporation’s website at http://www.preformed.com/content.
     The Company amended and restated its Code of Conduct in order to update the Code of Conduct, by expanding the discussion on gifts and entertainment, expanding the provision regarding confidential information, adding a provision regarding the Foreign Corrupt Practices Act, and expanding the discussion regarding full and accurate disclosure and reporting, and adding information for follow-up. The amendments also included technical, administrative or other non-substantive word changes with the Code of Conduct.

ITEM 9.01	EXHIBIT
14.1          Code of Conduct, as amended and restated on August 6, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFORMED LINE PRODUCTS COMPANY
/s/ Caroline A. Saylor
Caroline A. Saylor, General Counsel &
Corporate Secretary

DATED: August 9, 2007